Exhibit 10.2

AMENDMENT NO. 1

TO

THE ADVISORY BOARD COMPANY

SENIOR MANAGEMENT SEVERANCE AND CHANGE OF CONTROL PLAN

WHEREAS, The Advisory Board Company (the “Company”) maintains the Senior Management Severance and Change of Control Plan (the “Plan”);

WHEREAS, Section 7.02 of the Plan provides that the Compensation Committee of the Board of Directors of the Company (the “Committee”) may amend the plan at any time;

WHEREAS, on August 28, 2017, the Company entered into a Stock and Asset Purchase Agreement with Avatar Holdco, LLC, a Delaware limited liability company (“Education Parent”), and Avatar Purchaser, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Education Acquisition Sub”), pursuant to which, among other things, the Company shall sell to Education Acquisition Sub all of the outstanding common stock of Royall Acquisition Sub, a Delaware corporation and a wholly owned subsidiary of the Company (the “Education Transaction”); and

WHEREAS, on August 28, 2017, the Company entered into an Agreement and Plan of Merger with OptumInsight, Inc., a Delaware corporation and a wholly owned subsidiary of UnitedHealth Group Incorporated (“OptumInsight”), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OptumInsight (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of OptumInsight (the “Merger”).

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 7.02 of the Plan, the Plan is hereby amended as follows, effective as of the consummation of the Education Transaction, in respect of those Participants (as defined in the Plan) whose employment transfers to Education Parent or a subsidiary thereof in connection with the transactions contemplated by the Education Transaction, and, for each other Participant, the Merger (the “Amendment”):

1.	Article II (“Definitions”) is hereby amended to include the following as the last sentence of the definition of Change of Control:

Notwithstanding anything in this Plan to the contrary, each of the consummation of the Education Transaction and the consummation of the Merger shall constitute a Change of Control.

2.	Article II (“Definitions”) is hereby amended to include the following definitions:

“Education Participant” means each Participant whose employment transfers to Education Parent or a subsidiary thereof in connection with the transactions contemplated by the Education Transaction.

“Education Transaction” means the consummation of the transactions contemplated by the Stock and Asset Purchase Agreement, dated August 28, 2017, by and between the Company, Avatar Holdco, LLC, a Delaware limited liability company (“Education Parent”), and Avatar Purchaser, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Education Acquisition Sub”), pursuant to which, among other things, the Company shall sell to Education Acquisition Sub all of the outstanding common stock of Royall Acquisition Sub, a Delaware corporation and a wholly owned subsidiary of the Company.

“Merger” means the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated August 28, 2017, by and between the Company, OptumInsight, Inc., a Delaware corporation and a wholly owned subsidiary of UnitedHealth Group Incorporated (“OptumInsight”), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OptumInsight (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of OptumInsight.

3.	Section 4.01(b) (“Change of Control”) is hereby deleted in its entirety and replaced with the following provision:

Change of Control. In the event that a Participant incurs a Qualifying Termination during the Covered Period, then, subject to the execution and nonrevocation of a Release Agreement, as of the date immediately preceding the Qualifying Termination Date, each then-outstanding and unvested equity award (or, in the case of an equity award that was converted into a restricted cash award, each then-outstanding restricted cash award) that was granted by the Company prior to the consummation of the Education Transaction, in respect of each Education Participant, or the Merger, in respect of each Participant other than an Education Participant, as applicable, shall vest and become exercisable, as applicable, and, except as provided in Section 4.01(c), any payment in respect of such awards, if applicable, shall be made in a lump sum on the sixty-first (61st) day following the Qualifying Termination Date; provided, each then-outstanding equity award that vests at least in part based on the achievement of performance metrics shall remain outstanding following the Qualifying Termination Date and shall vest or be forfeited in accordance with the terms of the applicable award agreement based on the actual level of performance.

4.	Section 7.02 (“Amendment and Termination”) is hereby amended by adding the following as the last sentence of such Section:

Notwithstanding anything in this Plan to the contrary, the Plan shall terminate as of the date following the first (1st) anniversary of the consummation of the Merger, and the Company and Education Parent (and each of their respective affiliates), shall cease to have any further obligations under the Plan, other than any unsatisfied obligations in respect of any Qualifying Termination where the Qualifying Termination Date occurs on or prior to the conclusion of the Covered Period.

5.	Except as amended hereby, the Plan shall remain in full effect. This Amendment shall be of no force or effect in the event that the Education Transaction, in respect of each Education Participant (as defined in the Plan), or the Merger, in respect of each Participant other than an Education Participant, as applicable, is not consummated.